Exhibit 99.9(e)

AMENDMENT TO GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment is made to the Global Custodial Services Agreement dated August 5th, 2008 (the “Agreement’) between Citibank, N.A. and The Victory Portfolios Acting for and on Behalf of Each Fund .  This amendment shall be effective as of the 22 day of May, 2014.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the parties agree to the following:

1.              Section 21(A) of the Agreement is amended and restated in its entirety as follows:

“This Agreement consists exclusively of this document together with the schedules.  The Custodian may notify the Client of terms which are applicable to the provision of services in the location of a particular office and such terms shall be contained in a schedule and shall supplement this Agreement in relation to that office.  In case of inconsistency with the rest of this Agreement, such terms shall prevail in relation to that office.

Except as specified in this Agreement, all amendments or changes to this Agreement shall be authorized by (a) the Client by written consent, and (b) the Custodian by written consent signed by an authorized officer of the Custodian; provided, however, that (i) The Fund Appendix listing the Funds for which the Custodian serves as custodian may be amended from time to time to add one or more Funds or delete one or more Funds (but not all the Funds), by execution and delivery to the Custodian by the Client of an amended Fund Appendix, and the execution of such amended Fund Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; unless otherwise agreed by the Custodian and the Client in writing.”

2.              Appendix A to the Agreement is hereby deleted and replaced in its entirety with Appendix A attached hereto.

3.              All other terms and conditions of the Agreement remain unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized.

CITIBANK, N.A.	THE VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND

By:	By:

Name:	Name:

Title:	Title:

FUND APPENDIX

VICTORY EMERGING MARKETS SMALL CAP FUND

VICTORY GLOBAL EQUITY FUND

VICTORY INTERNATIONAL FUND

VICTORY INTERNATIONAL SELECT FUND

VICTORY MUNDER INTERNATIONAL FUND-CORE EQUITY

VICTORY MUNDER INTERNATIONAL SMALL-CAP FUND

VICTORY MUNDER EMERGING MARKETS SMALLCAP FUND

CITIBANK, N.A.	THE VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND

By:	By:

Name:	Name:

Title:	Title: